UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 8, 2014

Swift Transportation Company
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35007	20-5589597

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

2200 South 75th Avenue, Phoenix, Arizona		85043

(Address of Principal Executive Offices)		(Zip Code)
(602) 269-9700

(Registrant's telephone number, including area code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07 Submission of Matters to a Vote of Security Holders
SIGNATURES

Item 5.07 Submission of Matters to a Vote of Security Holders
     On May 8, 2014, Swift Transportation Company (the "Company") held its Annual Meeting of Stockholders at 9:00 am local time at The Wigwam, 300 East Wigwam Blvd., Litchfield Park, AZ 85340 . The following matters were voted upon at the meeting:
     Proposal No. 1
     The Company's stockholders elected four individuals to the Company's Board of Directors:

		Votes	Broker Non-
Name	Votes For	Withheld	Votes

Jerry Moyes	172,899,945	1,183,368	8,629,517
Richard Dozer	154,474,192	19,609,121	8,629,517
David Vander Ploeg	154,434,767	19,648,546	8,629,517
Glenn Brown	154,444,648	19,638,665	8,629,517
     Proposal No. 2
     The Company's stockholders approved, on an advisory basis, the compensation of the Company's named executive officers by the votes set forth in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
172,630,224	813,945	639,144	8,629,517

     Proposal No. 3
     The Company's stockholders approved the 2014 Omnibus Incentive Plan by the votes set forth in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
171,251,965	2,090,061	741,287	8,629,517

     Proposal No. 4
     The Company's stockholders did not approve the stockholder proposal to develop a recapitalization plan by the votes set forth in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
53,997,705	119,056,588	1,029,020	8,629,517

Proposal No. 5
         The Company's stockholders ratified the appointment of KPMG, LLP as the Company's independent registered accounting firm for the fiscal year 2014.

Votes For	Votes Against	Abstentions	Broker Non-Votes
181,359,782	889,165	463,883	0

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 13, 2014

SWIFT TRANSPORTATION COMPANY
/s/ James Fry
By: James Fry
Executive Vice President , General Counsel and Secretary

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